N-SAR Exhibit: Sub-item 77I
Legg Mason Partners Equity Trust
ClearBridge Large Cap Growth Fund

In connection with the terms of the offering of Class
O Shares of ClearBridge Large Cap Growth Fund
(the ?Fund?), Registrant incorporates by reference, the supplement to the Fund?s prospectus and Statement of Additional Information as filed with the Securities and Exchange Commission pursuant to Rule 497 of the Securities Act of 1933, on December 19, 2014 (Accession No. 0001193125-14-448687). The Registrant also incorporates by reference, the Amended and Restated Designation of Series and the Amended and Restated Designation of Classes as filed with the Securities and Exchange Commission pursuant to Rule 485(b) of the Securities Act of 1933, on post-effective Amendment No. 333 to Form N-1A, on March 20, 2015 (Accession No. 0001193125-15-099710).
The Registrant also incorporates by reference, the Amended and Restated Appendix A to the Shareholder Services and Distribution Plan dated as of March 31, 2015, as filed with the Securities and Exchange Commission pursuant to Rule 485(b) of the Securities Act of 1933, on post-effective Amendment No. 336 to Form N-1A, on April 9, 2015
(Accession No. 0001193125-15-124053). The Registrant also incorporates by reference the fee waiver and expense reimbursement resolutions as filed with the Securities and Exchange Commission pursuant to Rule 485(b) of the Securities Act of 1933, on post-effective Amendment
No. 325 to Form N-1A, on February 19, 2015 (Accession No.
0001193125-15-054250).